     As filed with the Securities and Exchange Commission on March 22, 2000
                                                           Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                             ----------------------

                           GREAT PLAINS SOFTWARE, INC.
             (Exact name of registrant as specified in its charter)

                 MINNESOTA                                      45-0374871
       (State or other jurisdiction                          (I.R.S. Employer
     of incorporation or organization)                      Identification No.)

           1701 S.W. 38TH STREET
            FARGO, NORTH DAKOTA                                    58103
 (Address of Principal Executive Offices)                       (Zip Code)

                 FRx SOFTWARE CORPORATION 1996 STOCK OPTION PLAN
         FRx SOFTWARE CORPORATION 1999 STOCK OPTION/STOCK ISSUANCE PLAN
                            (Full title of the plan)

                                DOUGLAS J. BURGUM
                           GREAT PLAINS SOFTWARE, INC.
                              1701 S.W. 38TH STREET
                            FARGO, NORTH DAKOTA 58103
                     (Name and address of agent for service)

                                 (701) 281-0550
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

=========================================================================================================================
                                                       Proposed maximum             Proposed
      Title of securities           Amount to be      offering price per        maximum aggregate          Amount of
       to be registered              registered            share (1)           offering price (1)      registration fee
-------------------------------   ----------------    -------------------     ---------------------    -----------------
 Common Stock, $.01 par value          59,654               $10.99                 $655,597.46              $173.07
 FRx Software Corporation 1996
       Stock Option Plan

 Common Stock, $.01 par value         102,713               $28.88                $2,966,351.44             $783.12
 FRx Software Corporation 1999
  Stock Option/Stock Issuance
             Plan
-------------------------------   ----------------    -------------------     ---------------------    -----------------
                                      162,367                 --                   3,621,948.90          Total $ 956.19
------------------------------------------------------------------------------------------------------------------------

(1) Determined in accordance with Rule 457(h)(1) and (c).

================================================================================

         The following documents, which have been filed by Great Plains Software, Inc. (the "Company") with the Securities and Exchange Commission, are hereby incorporated by reference in this Registration Statement:

         (a) the Company's Annual Report on Form 10-K for the year ended May 31, 1999;

         (b) the Company's Quarterly Reports on Form 10-Q for the quarters ended August 31, 1999 and November 30, 1999;

         (c) the Company's Current Reports on Form 8-K filed January 25, 2000 and March 9, 2000 and

         (d) the description of the Company's capital stock contained in the registration statement on Form 8- A filed by the Company on June 13, 1997, including any amendments or reports filed for the purpose of updating that description.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 302A.521 of the Minnesota Statutes provides that a corporation shall indemnify any person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of that person against judgments, penalties, fines (including, without limitation, excise taxes assessed against the person with respect to any employee benefit plan), settlements and reasonable expenses, including attorneys' fees and disbursements, incurred by that person in connection with the proceeding, if, with respect to the acts or omissions of that person complained of in the proceeding, that person (1) has not been indemnified by another organization or employee benefit plan for the same judgments, penalties or fines; (2) acted in good faith; (3) received no improper personal benefit and Section 302A.255 (with respect to director conflicts of interest), if applicable, has been satisfied;
(4) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (5) in the case of acts or omissions in that person's official capacity for the corporation, reasonably believed that the conduct was in the best interests of the corporation, or in the case of acts or omissions in that person's official capacity for other affiliated organizations, reasonably believed that the conduct was not opposed to the best interests of the corporation. Section 302A.521 also requires payment by a corporation, upon written request, of reasonable expenses in advance of final disposition of the proceeding in certain instances. A decision as to required indemnification is made by a disinterested majority of the Board of Directors present at a meeting at which a disinterested quorum is present, or by a designated committee of the Board, by special legal counsel, by the shareholders or by a court.

         Provisions regarding indemnification of officers and directors of the Company to the extent permitted by Section 302A.521 are contained in the Company's bylaws.

         The Company maintains a standard policy of officers' and directors' insurance.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         No securities are to be reoffered or resold pursuant to this Registration Statement.


ITEM 8.  EXHIBITS.

     Number       Description
     ------       -----------
        5.1       Opinion of Dorsey & Whitney LLP

       23.1       Consent of PricewaterhouseCoopers LLP

       23.2       Consent of Dorsey & Whitney LLP (included in Exhibit 5.1)

       24.1       Power of Attorney

ITEM 9.  UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S- 3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fargo, State of North Dakota, on March 21, 2000.

                                       GREAT PLAINS SOFTWARE, INC.

                                       By:        /s/ Douglas J. Burgum
                                          ------------------------------------
                                                    Douglas J. Burgum
                                             CHAIRMAN OF THE BOARD, PRESIDENT
                                                AND CHIEF EXECUTIVE OFFICER

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 21, 2000.


         SIGNATURE                                                          TITLE
         ---------                                                          ------

 /s/ Douglas J. Burgum                           Chairman of the Board, President and Chief Executive Officer
----------------------------------
Douglas J. Burgum                                (principal executive officer)

 /s/ Tami L. Reller                                                                          Chief Financial Officer
----------------------------------
Tami L. Reller                                   (principal financial officer)

 /s/ David K. Edson                                                                          Controller
----------------------------------
David K. Edson                                   (principal accounting officer)

BRADLEY J. BURGUM*                               Director

FREDERICK W. BURGUM*                             Director

WILLIAM V. CAMPBELL*                             Director

J. A. HEIDI ROIZEN*                              Director

JOSEPH S. TIBBETTS, JR.*                         Director


*By:    /s/ Douglas J. Burgum
     -------------------------------
        Douglas J. Burgum
         ATTORNEY-IN-FACT


                                  EXHIBIT INDEX
                                  -------------



Number            Description
------            -----------
   5.1            Opinion of Dorsey & Whitney LLP

  23.1            Consent of PricewaterhouseCoopers LLP

  23.2            Consent of Dorsey & Whitney LLP (included in Exhibit 5.1)

  24.1            Power of Attorney


                                       -6-